Exhibit 32.1

CERTIFICATE OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

This Certificate is being delivered pursuant to the requirements of Section 1350 of Chapter 63 of Title 18 of the United States Code and shall not be relied on by any person for any other purpose.

The undersigned, who are the Chairman and Chief Executive Officer and the Executive Vice President and Chief Financial Officer of Omni Financial Services, Inc. (the “issuer”), hereby certify as follows:

The Quarterly Report on Form 10Q of the issuer (the “Report”), which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated this 14th day of August, 2007.

/s/ Stephen M. Klein
Stephen M. Klein,
Chairman and Chief Executive Officer

/s/ Constance E. Perrine
Constance E. Perrine,
Executive Vice President and Chief Financial Officer